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                                   EXHIBIT 5

                       [Brown, Rudnick, Freed & Gesmer]

April 30, 2001

Hologic, Inc.
35 Crosby Drive
Bedford, MA 01730

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We are general counsel to Hologic, Inc., a Delaware corporation (the "Company"). We have been asked to deliver this opinion in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to
(i) 1,680,000 shares of Common Stock, par value $.01 per share (the "Shares") consisting of (A) 380,000 Shares that may be issued pursuant to options granted under the Company's Amended and Restated 1999 Equity Incentive Plan (the "1999 Plan"), (B) 1,000,000 Shares that may be issued pursuant to options granted under the Company's 2000 Acquisition Equity Incentive Plan, and (C) 300,000 Shares that may be issued under the Company's 2000 Employee Stock Purchase Plan (the "Stock Purchase Plan", together with the 1999 Plan and the 2000 Plan, the "Plans") and (ii) 1,680,000 Rights (as defined below). The Rights are issuable pursuant to that certain Rights Agreement, dated as of December 22, 1992, as amended by Amendment No. 1 dated December 13, 1995, Amendment No. 2 dated as of December 9, 1996 and Amendment No. 3 dated April 25, 1999 (the "Rights Agreement"), providing, in effect, for the delivery of a right (a "Right"), along with each share of Common Stock issued by the Company.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

     1. A copy of the Certificate of Incorporation of the Company as in effect on the date hereof;
     2. A copy of the Bylaws of the Company as in effect on the date hereof;
     3. The corporate records of the Company relating to the proceedings of stockholders and directors of the Company;
     4. The 1999 Plan;
     5. The 2000 Plan;
     6. The Stock Purchase Plan;
     7. The Rights Agreement; and
     8. The Registration Statement.
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     In giving our opinion, we have relied as to matters of fact upon certificates of officers of the Company. For purposes of this opinion we have assumed without any investigation (1) the legal capacity of each natural person and (2) the genuineness of each signature, the completeness of each document submitted to us as an original and the conformity with the original of each document submitted to us as a copy.

     Our opinion hereafter expressed is based solely upon (1) our review of the Documents, (2) discussions with certain officers of the Company with respect to the Documents, (3) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein and (4) such review of published sources of law as we have deemed necessary.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the applicable Plan, the Shares will be validly issued, fully paid and nonassessable. The Rights have been duly authorized and, when issued in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm wherever it appears in the Registration Statement.

                              Very truly yours,

                              BROWN, RUDNICK, FREED & GESMER, P.C.
                              By:  Brown, Rudnick, Freed & Gesmer, a partner


                              By: /s/ Lawrence M. Levy
                                  ---------------------------------
                                  Lawrence M. Levy, a Member
                                  hereunto duly authorized

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